UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 21, 2008

STAR RESORTS DEVELOPMENT INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-52449
(Commission File Number)

98-0521492
(IRS Employer Identification No.)

701 Brickell Ave., Suite 1550, Miami, FL 33131
(Address of principal executive offices and Zip Code)

305-728-5254
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement

On January 21, 2008 we entered into a consulting agreement with Geoffrey Lowndes Evett to provide international real estate development and financing services to our company. In consideration for Mr. Evett’s services, we will pay him $5,000 per month and out-of-pocket expenses. The term of the consulting agreement is for one year, renewable for up to two additional terms. Either party may terminate the employment agreement by giving 60 days written notice.

A copy of the consulting agreement relating to the above transaction is attached hereto as an exhibit to this current report on Form 8-K. The foregoing summary of the consulting agreement is qualified in its entirety by reference to such exhibit, which is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

10.1	Consulting Agreement dated effective October 1, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAR RESORTS DEVELOPMENT INC.

/s/ Alejandro Aparicio

Alejandro Aparicio
President and CEO

January 21, 2008